INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of fonix corporation on Form S-8 of our report dated March 28, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of fonix corporation for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Salt Lake City, Utah
April 24, 1997